Colfax Corporation
8730 Stony Point Parkway
Suite 150
Richmond, VA 23235
USA
Tel: (804) 560-4070
September 16, 2010	Fax: (804) 560-4076
www.colfaxcorp.com

Mr. Thomas M. O’Brien
Senior Vice President, General Counsel and Secretary
Colfax Corporation
200 American Metro Blvd., Suite 111
Hamilton Township, NJ 08619

Dear Tom,

On behalf of the Board of Directors of Colfax Corporation (the “Company”), I accept your resignation from your position as Senior Vice President, General Counsel and Secretary of the Company, and from all other officer or director positions with Company subsidiaries, effective at the close of business on September 26, 2010.  Immediately following your retirement date of October 16, 2010 (the “Retirement Date”), you will be retained as a Legal Advisor to the Company on an hourly consulting basis.  This letter agreement (the “Letter Agreement”) sets forth the terms and conditions of your engagement as Legal Advisor.

1)	Term

The term of your engagement as Legal Advisor shall begin immediately following the Retirement Date and continue for two (2) years (the “Term”).  This agreement can be terminated in accordance with Section 6, below, by the Company should you fail to perform the services provided for under the Letter Agreement or breach the terms of the Employment Agreement.  This agreement can be terminated by you should the Company fail to perform its obligations under the Letter Agreement or breach the terms of the Employment Agreement.

2)	Duties

During the Term, you will provide assistance to the Company as needed and requested in connection with litigation and other legal and compliance matters; provided, however, that you are obligated to provide services in excess of 30 hours per month only to the extent that you are reasonably available to provide such services and as provided for in the Employment Agreement. You will report to the Company’s General Counsel.  You may also report to other members of senior management as the Chief Executive Officer may designate from time to time.  You are not required to perform your duties at any specific location subject to the requirements to be present at meetings, trials and hearings in connection with the matters that you are handling; provided, however, that you will be provided access to the Company’s New Jersey office for as long as the Company operates such office.

Colfax Corporation
8730 Stony Point Parkway
Suite 150
Richmond, VA 23235
USA
Tel: (804) 560-4070
Fax: (804) 560-4076
www.colfaxcorp.com

You will retain your current laptop computer and cellphone, for use in connection with providing the services hereunder, and will be provided with access to the Colfax e-mail system, with appropriate security and provision for indicating in e-mail communications that you are an independent contractor, to the extent reasonable and convenient for the provision of your services hereunder.

Further, you understand and agree that your ongoing obligations under Section 6.4 of the Executive Employment Agreement dated April 22, 2008, as amended (the “Employment Agreement”) specifically include, but are not limited to, providing testimony and other assistance that may be requested in connection with pending asbestos-related insurance coverage disputes.  Consistent with Section 6.4 of the Employment Agreement, all expenses in providing services under this Agreement shall be reimbursed upon submission to the Company.

3)	Compensation

You will be paid on an hourly rate of $250.00 during the Term of this Letter Agreement, no less frequently than monthly, and will be required to provide a statement of the hours you worked, the matter on which you worked and a brief description of the work performed.  Whether you work the hours or not you will be paid for a minimum of 30 hours per month for the Term of the Letter Agreement.

4)	Equity Grants

The deferred delivery of all remaining 2001 Phantom Stock shares of Company common stock (14,980 shares) will be accelerated and delivered to you on or about the Retirement Date.]  Vesting will be accelerated for 11,201 stock options from your 2009 stock option grants and the post-termination of employment exercise period for all vested stock options that you hold on the Retirement Date will be extended to two years from the Retirement Date but, in no event beyond the remaining term of the stock option.

Colfax Corporation
8730 Stony Point Parkway
Suite 150
Richmond, VA 23235
USA
Tel: (804) 560-4070
Fax: (804) 560-4076
www.colfaxcorp.com

5)	Independent Contractor

At all times during the term of this Letter Agreement and while performing Services hereunder, you are and will remain an independent contractor in its relationship to the Company.  As such, the Company shall not be responsible for withholding taxes with respect to any compensation paid to you hereunder.  Additionally, you shall have no claim against the Company hereunder for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind, provided, however, that this in no way limits your entitlement to certain severance, retirement and welfare benefits pursuant to the terms of the Employment Agreement or otherwise as a terminated employee.  You acknowledge and agree that the Company will not deduct income, Social Security or other taxes on any payments made to you hereunder.  You further agree that it is solely your responsible for the payment of any such taxes due to the proper taxing authorities.  You shall indemnify, defend and hold the Company harmless for any assessments of such taxes, including any interest and penalties, imposed upon the Company by reason of your failure to pay such taxes.  The Company agrees to indemnify you pursuant to the same terms as the indemnification policy of the Company that was applicable to you prior to your Retirement Date as if the services you provide pursuant to this Letter Agreement were being provided by you as an employee.  You warrant that the services provided pursuant to this Letter Agreement will be performed in a professional and workmanlike manner, and the Company agrees that you will have no liability to the Company arising out of the services provided pursuant to this Letter Agreement except in the case of your willful misconduct or gross negligence.

6)	Early Termination

The Company may terminate your services hereunder should you fail to perform the services provided for under the Letter Agreement or you breach the terms of the Employment Agreement.  Such termination shall be made by written notice delivered to you effective as stated in such notice but no earlier than 15 days following the date of the notice.   You will not be deemed to have failed to perform the services provided for under the Letter Agreement or breached the terms of the Employment Agreement if such failure or breach can be remedied and is remedied within 15 calendar days after written demand for substantial performance or cure of the breach is delivered by the Company which specifically identifies the manner in which the Company believes that you have not substantially performed your duties or have breached the Employment Agreement.

Colfax Corporation
8730 Stony Point Parkway
Suite 150
Richmond, VA 23235
USA
Tel: (804) 560-4070
Fax: (804) 560-4076
www.colfaxcorp.com

7)	Successors and Assigns

This Agreement cannot be assigned by the Company, other than in connection with a merger, acquisition or other similar corporate transaction, without your consent.  This Agreement shall be binding upon and shall inure to your benefit and the benefits of your heirs, executors, administrators and beneficiaries, and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

8)	Governing Law

This Agreement is governed by and is to be construed, administered, and enforced in accordance with the laws of the State of New Jersey, without regard to conflicts of law principles.

The Company very much appreciates your willingness to work as the role of Legal Advisor.  Please sign a copy of this Letter Agreement to indicate your agreement to the terms and conditions set forth above.

Very truly yours,

/s/ Clay H. Kiefaber
Clay H. Kiefaber
President and Chief Executive Officer

AGREED AND ACCEPTED as of the date indicated below:

/s/ Thomas M. O’Brien
Thomas M. O’Brien

September 20, 2010
Date